UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026

SUNRISE REALTY TRUST, INC.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41971	93-3168928
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 Okeechobee Blvd., Suite 1650 West Palm Beach, FL, 33401
(Address of principal executive offices, including zip code)

561-530-3315

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SUNS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On October 12, 2026, the Board of Directors (the “Board”) of Sunrise Realty Trust, Inc. (the “Company”) authorized a stock repurchase program (the “Repurchase Program”), pursuant to which the Company is authorized to repurchase up to $20.0 million of outstanding shares of its common stock, $0.01 par value per share (the “Common Stock”), through December 31, 2027. The Repurchase Program will not be effective until the closing of the Company’s acquisition of Southern Realty Trust Inc. (the “Merger”), and the Company will not make any repurchases under the Repurchase Program prior to the closing of the Merger.

Following the closing of the Merger, the Company currently intends to repurchase at least $10.0 million of outstanding Common Stock as soon as practicable, with the remaining $10.0 million subject to specified pricing and other parameters. In each case, the Company expects the repurchases will be made through a written trading plan in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and subject to certain daily volume limitations and other conditions set forth therein and in accordance with Rule 10b-18 under the Exchange Act. The Company is not obligated to repurchase any specific number of shares or dollar amount, and the program may be modified, suspended or terminated at any time without prior notice. The timing and extent to which the Company repurchases its outstanding common stock will depend upon, among other things, market conditions, share price, liquidity, regulatory requirements and other factors, and repurchases may be commenced or suspended at any time without prior notice. Acquisitions under the Repurchase Program may be made in the open market, through privately negotiated transactions or block trades or other means, in accordance with applicable securities laws.

A copy of the Company’s press release announcing the Repurchase Program is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release, dated October 13, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

Forward-Looking Statements

This communication contains certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “will,” “should,” “may,” “projects,” “could,” “estimates” or variations of such words and other similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature, but not all forward-looking statements include such identifying words. Forward-looking statements include, but are not limited to, statements related to the closing of the Merger and the Repurchase Program, including the anticipated timing, amount and manner of any repurchases and the Company’s intention to repurchase at least $10 million of its Common Stock following the closing of the Merger. These forward-looking statements are based on each of the companies’ current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: the risk that the Merger is not completed on the anticipated timeline or at all, in which case the Repurchase Program will not become effective; the Company’s ability to repurchase shares at the times, in the amounts and at the prices it anticipates, which will depend on, among other things, market conditions, the Company’s liquidity and capital needs, legal requirements and other factors; the availability of suitable investment or disposition opportunities; changes in interest rates, interest rate spreads, the yield curve and prepayment rates; the availability and terms of financing; general economic conditions; market conditions; inflationary pressures on the capital markets and the general economy; legislative and regulatory changes that could adversely affect the Company; and other risks and uncertainties affecting the Company, including those described from time to time under the caption “Risk Factors” and elsewhere in the Company’s SEC filings and reports, including the Company’s annual report on Form 10-K for the year ended December 31, 2025 and other filings and reports by the Company. Moreover, other risks and uncertainties of which the Company is not currently aware may also affect their forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by the Company on their websites or otherwise. The Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE REALTY TRUST, INC.

By:	/s/ Brandon Hetzel
Brandon Hetzel
Chief Financial Officer and Treasurer

Date: October 13, 2026

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